Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AmTrust Financial Services, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑147867 and 333-166943) on Form S-8 of AmTrust Financial Services, Inc. of our reports dated March 30, 2017, with respect to the consolidated balance sheet of AmTrust Financial Services, Inc. as of December 31, 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the year ended December 31, 2016, and all the related financial statement schedules as of and for the year end December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10‑K of AmTrust Financial Services, Inc.
Our report dated April 3, 2017, on the effectiveness of internal control over financial reporting as of December 31, 2016, expresses our opinion that AmTrust Financial Services, Inc. did not maintain effective internal control over financial reporting as of December 31, 2016 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states material weaknesses related to ineffective process level controls in the corporate financial close and financial reporting processes have been identified and included in management’s assessment.
Our report dated March 30, 2017, on the effectiveness of internal control over financial reporting as of December 31, 2016, contains an explanatory paragraph that states AmTrust Financial Services, Inc. acquired ANV Holding B.V., Republic Companies, Inc., N.V. Nationale Borg-Maatschappij and Genworth Financial Mortgage Insurance Limited during 2016, and management excluded these businesses from its assessment of the effectiveness of AmTrust Financial Services, Inc.’s internal control over financial reporting as of December 31, 2016.

/s/ KPMG LLP
New York, New York
April 3, 2017